The following Funds are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

I-Class
Janus Adviser Flexible Income Fund $1,243
Janus Adviser Risk-Managed Growth Fund $983
Janus Adviser Risk-Managed Core Fund $115
Janus Adviser Mid Cap Value Fund $233
Janus Adviser Small Company Value Fund $187

C-Class
Janus Adviser Flexible Income Fund $211
Janus Adviser Risk-Managed Growth Fund $115
Janus Adviser Risk-Managed Core Fund $78
Janus Adviser Mid Cap Value Fund $11
Janus Adviser Small Company Value Fund $1

The following Funds are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

I-Class
Janus Adviser Flexible Income Fund $.1769
Janus Adviser Risk-Managed Growth Fund $.3042
Janus Adviser Risk-Managed Core Fund $.2026
Janus Adviser Mid Cap Value Fund $.2420
Janus Adviser Small Company Value Fund $.1520

C-Class
Janus Adviser Flexible Income Fund $.1769
Janus Adviser Risk-Managed Growth Fund $.3042
Janus Adviser Risk-Managed Core Fund $.2026
Janus Adviser Mid Cap Value Fund $.2420
Janus Adviser Small Company Value Fund $.1520